[CARNE CAPITAL LETTERHEAD]

December 27, 2011

Mr. Stacey E. Hong, President

Atlantic Fund Administration, LLC

Three Canal Plaza, Suite 600

Portland, Maine 04101

RE: Expense Limitation Agreement

Dear Mr. Hong:

Carne Capital, LLC, (the "Adviser") agrees to reduce its investment advisory fee and reimburse expenses as necessary to ensure that total annual operating expenses (excluding all taxes, interest, portfolio transaction expenses, dividends on short sales, acquired fund fees and expenses, and extraordinary expenses) for Carne Large Cap Value Fund (the "Fund"), a series of the Forum Funds (the "Trust"), do not exceed 2.00% for the Institutional Shares class and Investor Shares class, respectively, for the period from December 27, 2011, through February 28, 2012.

This agreement can only be terminated or amended upon the approval of the Trust's Board of Trustees and is automatically terminated if the Adviser is no longer a service provider to the Fund. Unless otherwise amended or terminated, this agreement will terminate on February 28, 2012.

Very truly yours,

Carne Capital, LLC

By: /s/ Francis Sean Bonner

Name: Francis Sean Bonner

Title: President

[CARNE CAPITAL LETTERHEAD]

January 13, 2012

Mr. Stacey E. Hong, President

Atlantic Fund Administration, LLC

Three Canal Plaza, Suite 600

Portland, Maine 04101

RE: Expense Limitation Agreement

Dear Mr. Hong:

Carne Capital, LLC, (the "Adviser") agrees to reduce its investment advisory fee and reimburse expenses as necessary to ensure that total annual operating expenses (excluding all taxes, interest, portfolio transaction expenses, dividends on short sales, acquired fund fees and expenses, and extraordinary expenses) for Carne Large Cap Value Fund (the "Fund"), a series of the Forum Funds (the "Trust"), do not exceed 2.00% and 2.25% for the Institutional Shares class and Investor Shares class, respectively, for the period from February 28, 2012, through March 1, 2013.

This agreement can only be terminated or amended upon the approval of the Trust's Board of Trustees and is automatically terminated if the Adviser is no longer a service provider to the Fund. Unless otherwise amended or terminated, this agreement will terminate on March 1, 2013.

Very truly yours,

Carne Capital, LLC

By: /s/ Francis Sean Bonner

Name: Francis Sean Bonner

Title: President